Exhibit 99.2

Item 6.	Selected Financial Data

      The information set forth below should be read in conjunction with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Form 8-K. Share and per share data has been retroactively adjusted for stock dividends and splits since our inception, including the 10% stock dividend in February 2004. Certain reclassifications have been made to the prior year amounts to conform with the 2003 presentation.

	Year Ended December 31,

	2003 (1)(2)	2002	2001 (3)(4)	2000(5)	1999

	(In thousands, except per share and other data)
Operating Data:
Revenue	7,715,215	5,082,640	3,874,107	2,741,994	1,355,854

Expenses:
Personnel costs	2,465,026	1,476,430	1,187,177	845,349	407,078
Other operating expenses	1,707,512	1,021,893	829,433	624,087	334,578
Agent commissions	1,823,241	1,521,573	1,098,328	884,498	423,675
Provision for claim losses	255,694	177,391	134,724	97,322	52,713
Goodwill amortization	—	—	54,155	35,003	6,638
Interest expense	43,103	34,053	46,569	59,374	15,626

	6,294,576	4,231,340	3,350,386	2,545,633	1,240,308

Earnings before income taxes, minority interest and cumulative effect of a change in accounting principle	1,420,639	851,300	523,721	196,361	115,546
Income tax expense	539,843	306,468	209,488	86,624	46,065

Earnings before minority interest and cumulative effect of a change in accounting principle	880,796	544,832	314,233	109,737	69,481
Minority interest	18,976	13,115	3,048	1,422	(1,372)

Earnings before cumulative effect of a change in accounting principle	861,820	531,717	311,185	108,315	70,853
Cumulative effect of a change in accounting principle, net of income taxes	—	—	(5,709)	—	—

Net earnings	$861,820	$531,717	$305,476	$108,315	$70,853

Per Share Data:
Basic earnings per share before cumulative effect of a change in accounting principle	$5.81	$4.05	$2.41	$1.11	$1.43
Cumulative effect of a change in accounting principle, net of income taxes, basic basis	—	—	(.05)	—	—

Basic net earnings per share	$5.81	$4.05	$2.36	$1.11	$1.43

Weighted average shares outstanding, basic basis	148,275	131,135	129,316	97,863	49,599
Diluted earnings per share before cumulative effect of a change in accounting principle	$5.63	$3.91	$2.34	$1.07	$1.36
Cumulative effect of a change in accounting principle, net of income taxes, diluted basis	—	—	(.05)	—	—

Diluted net earnings per share	$5.63	$3.91	$2.29	$1.07	$1.36

Weighted average shares outstanding, diluted basis	153,171	135,871	133,189	101,383	52,135
Dividends declared per share	$.54	$.32	$.26	$.24	$.18

	Year Ended December 31,

	2003(1)(2)	2002	2001(3)(4)	2000(5)	1999

	(In thousands, except per share and other data)
Balance Sheet Data:
Investments(6)	$2,689,817	$2,565,815	$1,823,512	$1,685,331	$506,916
Cash and cash equivalents(7)	459,655	482,600	542,620	262,955	38,569
Total assets	7,263,175	5,245,951	4,415,998	3,833,985	1,042,546
Notes payable	659,186	493,458	565,690	791,430	226,359
Reserve for claim losses	940,217	887,973	881,053	907,482	239,962
Minority interests and preferred stock of subsidiary	14,835	131,797	47,166	5,592	4,613
Stockholders’ equity	3,873,359	2,253,936	1,638,870	1,106,737	432,494
Book value per share(8)	$23.50	$17.13	$12.65	$9.57	$9.56
Other Data:
Orders opened by direct title operations	4,820,700	3,228,300	2,635,200	1,352,000	743,000
Orders closed by direct title operations	3,694,000	2,290,300	1,770,600	971,000	551,000
Provision for claim losses to title insurance premiums	5.4%	5.0%	5.0%	5.0%	5.6%
Title related revenue(9):
Percentage direct operations	61.0%	57.1%	59.0%	52.8%	53.6%
Percentage agency operations	39.0%	42.9%	41.0%	47.2%	46.4%

(1)	Our financial results for the year ended December 31, 2003 include the results of FIS for the period from April 1, 2003, the acquisition date, through December 31, 2003, and include the results of operations of various other entities acquired on various dates during 2003, as discussed in “Recent Developments” and Note B of Notes to Consolidated Financial Statements.

(2)	During the third quarter of 2003, we recorded $26.3 million in pre-tax expenses relating to the migration of data center operations from FNIS to FIS and $12.9 million in pre-tax expenses relating to the relocation of our corporate headquarters to Jacksonville, Florida. In addition, in the third quarter of 2003, we recorded a pre-tax expense of $7.9 million relating to the write-off of intangible assets, software and license fees. See Notes A and B of Notes to Consolidated Financial Statements. 2003 also includes a realized gain of $51.7 million as a result of InterActive Corp’s acquisition of Lending Tree Inc. and the subsequent sale of our InterActive Corp common stock in the third quarter and a realized gain of $25.0 million on the sale of New Century Financial Corporation common stock. During the third quarter of 2003, we adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), for stock-based employee compensation, effective as of the beginning of 2003, as discussed in Note L of Notes to Consolidated Financial Statements. Under this method, stock-based employee compensation cost is recognized from the beginning of 2003 as if the fair value method of accounting had been used to account for all employee awards granted, modified, or settled in years beginning after December 31, 2002. Net income, as a result of the adoption of SFAS No. 123, for the year ended December 31, 2003 reflects an expense of $3.9 million, which is included in the reported financial results.

(3)	Our financial results for the year ended December 31, 2001 include the results of the former operations of Vista Information Solutions, Inc. (“Vista”) for the period from August 1, 2001, the acquisition date, through December 31, 2001. In the fourth quarter of 2001, we recorded certain charges totaling $10.0 million, after applicable taxes, relating to the discontinuation of small-ticket lease origination at FNF Capital and the wholesale international long distance business at Micro General Corporation.

(4)	During 2001, we recorded a $5.7 million, after-tax charge, reflected as a cumulative effect of a change in accounting principle, as a result of adopting Emerging Issues Task Force No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets”, (“EITF 99-20”).

(5)	Our financial results for the year ended December 31, 2000 include the operations of Chicago Title for the period from March 20, 2000, the merger date, through December 31, 2000. In the first quarter of 2000, we recorded certain charges totaling $13.4 million, after applicable taxes, relating to the revaluation of non-title assets and the write-off of obsolete software.

(6)	Investments as of December 31, 2003, 2002, 2001 and 2000 include securities pledged to secure trust deposits of $448.1 million, $474.9 million, $319.1 million and $459.4 million, respectively.

(7)	Cash and cash equivalents as of December 31, 2003, 2002, 2001 and 2000 include cash pledged to secure trust deposits of $231.1 million, $295.1 million, $367.9 million and $132.1 million, respectively.

(8)	Book value per share is calculated as stockholders’ equity at December 31 of each year presented divided by actual shares outstanding at December 31 of each year presented.

(9)	Includes title insurance premiums and escrow and other title related fees.

Selected Quarterly Financial Data (Unaudited)

      Selected quarterly financial data is as follows:

	Quarter Ended

	March 31,	June 30,	September 30,(3)	December 31,

	(In thousands, except per share data)
2003(1)(2)
Revenue	$1,436,876	$2,006,301	$2,230,411	$2,041,627
Earnings before income taxes and minority interest	230,454	412,030	460,288	317,867
Net earnings	139,973	248,289	277,342	196,216
Basic earnings per share	1.06	1.67	1.87	1.20
Diluted earnings per share	1.02	1.62	1.81	1.16
Dividends paid per share	.09	.22	.16	.16
2002
Revenue	$1,066,860	$1,142,964	$1,282,847	$1,589,969
Earnings before income taxes and minority interest	161,543	178,756	230,248	280,753
Net earnings	100,985	112,286	143,511	174,935
Basic earnings per share	.78	.85	1.09	1.33
Diluted earnings per share	.75	.82	1.05	1.29
Dividends paid per share	.07	.07	.07	.09

(1)	Our financial results for the year ended December 31, 2003 include the results of FIS for the period from April 1, 2003, the acquisition date, through December 31, 2003, and include the results of operations of various other entities acquired on various dates during 2003, as discussed in “Recent Developments” and Note B of Notes to Consolidated Financial Statements.

(2)	During the third quarter of 2003, we adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), for stock-based employee compensation, effective as of the beginning of 2003, as discussed in Note L of Notes to Consolidated Financial Statements. Under this method, stock-based employee compensation cost is recognized from the beginning of 2003 as if the fair value method of accounting had been used to account for all employee awards granted, modified, or settled in years beginning after December 31, 2002. Net income, as a result of the adoption of SFAS No. 123, for the year ended December 31, 2003 reflects an expense of $3.9 million, which is included in the reported financial results. The adoption of SFAS 123 increased compensation cost by $5.8 million for the three months ended March 31, 2003, which resulted in a reduction of the reported net earnings of $3.6 million, or $.03 per diluted per share. Compensation cost decreased by $47,000 for the three months ended June 30, 2003, which resulted in an increase in reported net earnings of $29,000, which had no change to diluted earnings per share. Amounts for the first and second quarters of 2003 are presented as if we adopted SFAS 123 in the first quarter of 2003.

(3)	During the third quarter of 2003, we recorded $26.3 million in pre-tax expenses relating to the migration of data center operations from FNIS to FIS and $12.9 million in pre-tax expenses relating to the relocation of our corporate headquarters to Jacksonville, Florida. In addition, in the third quarter of 2003, we recorded a pre-tax expense of $7.9 million relating to the write-off of intangible assets, software and license fees. The third quarter of 2003 also includes a realized gain of $51.7 million as a result of InterActive Corp’s acquisition of Lending Tree Inc. and the subsequent sale of our InterActive Corp common stock.

3